AMENDMENT NO. 2 TO THE

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             LIBERTY FUNDS TRUST VI

         This AMENDMENT NO. 2 to the AGREEMENT AND DECLARATION OF TRUST of LIBERTY FUNDS TRUST VI is made in Boston, Massachusetts as of January 26, 2001 by the Trustees hereunder.

         WHEREAS, Article IX, Section 7 of the Agreement and Declaration of Trust (the "Declaration of Trust") dated December 30, 1991, as amended, of Liberty Funds Trust VI (the "Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of Shareholders holding a majority of the Shares entitled to vote of each series affected; and

         WHEREAS, on January 25, 2001, the holders of a majority of the Shares entitled to vote of the Liberty Value Fund series of the Trust authorized this amendment to the Declaration of Trust;

         NOW THEREFORE, the undersigned, being a majority of the Trustees of the Trust, and being authorized to do so by the holders of a majority of the outstanding shares of beneficial interest of the Liberty Value Fund series of the Trust, have authorized the following amendment to the Declaration of Trust:

         The first paragraph of Section 4 of Article IX is hereby amended to read in its entirety as follows:

         Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least two-thirds of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series. Notwithstanding the foregoing sentence, the Liberty Value Fund series of the Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

         The foregoing Amendment shall be effective as of January 26, 2001.

DOUGLAS A. HACKER                                   Trustee
-----------------
Douglas A. Hacker


JANET LANGFORD KELLY                                Trustee
-------------------
Janet Langford Kelly


RICHARD W. LOWRY                                    Trustee
------------------
Richard W. Lowry


SALVATORE MACERA                                    Trustee
----------------
Salvatore Macera


WILLIAM E. MAYER                                    Trustee
----------------
William E. Mayer


DR. CHARLES R. NELSON                               Trustee
---------------------
Dr. Charles R. Nelson


JOHN J. NEUHAUSER                                   Trustee
-----------------
John J. Neuhauser


THOMAS E. STITZEL                                   Trustee
-----------------
Thomas E. Stitzel


THOMAS C. THEOBALD                                  Trustee
------------------
Thomas C. Theobald


ANNE-LEE VERVILLE                                   Trustee
-----------------
Anne-Lee Verville